As filed with the Securities and Exchange Commission on
                                 July 20, 1998.

                                          Registration No.:

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    Form S-8
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                                     OF 1933

                            BALLARD MEDICAL PRODUCTS
             (Exact name of registrant as specified in its charter)

                                      UTAH
                            (State of Incorporation)

                                   87-0340144
                      (IRS Employer Identification Number)

                             12050 LONE PEAK PARKWAY
                               DRAPER, UTAH 84020
                    (Address of principal executive offices)

                        1997 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                              Adopted July 15, 1997

             DALE H. BALLARD, President and Chief Executive Officer
                            BALLARD MEDICAL PRODUCTS
                             12050 Lone Peak Parkway
                               Draper, Utah 84020
                                 (801) 572-6800
           (Name, address and telephone number of agent for services)

          Approximate date of commencement of proposed sale to public:
                As soon as practicable after the effective date
                          of the Registration Statement


                         CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
           Title of                  Maximum    Maximum
           Securities    Amount to   Offering   Aggregate     Amount of
           to be         be          Price Per  Offering      Registration
           Registered    Registered  Share (1)  Price (1)     Fee

           Common
           Stock, $0.10
           par value     750,000     $19        $14,250,000   $4,203.75

               In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          (1) Estimated (pursuant to Rule 457(c) and (h)) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the registrant's Common Stock quoted by the New York Stock Exchange on July 9, 1998.

          (2)  The registration fee is calculated as follows:

               Maximum aggregate offering price
                        ($14,250,000)            x .000295 = $4,203.75

          Total number of pages:

          Index to Exhibits appears on page:


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are incorporated by reference into this Registration Statement:

                    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed December 15, 1997, as amended and restated by the Company's Current Report on Form 8-K, filed with the Commission on July 14, 1998 (as further amended and restated by the Company's Current Report on Form 8-K/A, filed with the Commission on July 20, 1998);

                    (b) The Description of Common Stock contained in the Company's Registration of Securities on the Form 8-A pursuant to Section 12(b) of the Securities Exchange Act of 1934, filed with the Commission on September 3, 1993;

                    (c) The Company's Proxy Statement and Annual Report for the Annual Meeting held January 26, 1998, filed with the Commission on December 12, 1997;

                    (d) The Company's Quarterly Report on Form 10-Q/A, for the quarter ended December 31, 1997, filed with the Commission on July 10, 1998; and

                    (e) The Company's Current Report on Form 8-K, filed with the Commission on March 10, 1998;

                    (f) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed May 15, 1998;

               In addition, all documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration and to be part hereof from the date of filing such documents.

          ITEM 4.  DESCRIPTION OF SECURITIES.

               Not Applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The general effect of the Utah statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as an officer or director of the Company, set forth in Section 16-10a-901 through 909, Utah Code Annotated (1992, as amended), which provides generally as follows:

               The Company  may  indemnify  any  officer  or  director
          against liability incurred in any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal), if: (a) his or her conduct was in good faith; and (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interest; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether in a specific case indemnification of a director or officer is permissible (i.e., whether the director or officer has met the above applicable standard of conduct), is generally to be made by the Board of Directors by a majority vote. The Company may not indemnify a director or officer: (1) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or
          (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

               The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she has been successful. The Company may purchase and maintain liability insurance on behalf of directors, officers, employees, fiduciaries, and agents of the Company, whether or not the Company would have power to indemnify them against liability.

               The general effect of the Bylaws of the Company under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as a director or officer is set forth in Article VIII of the Company's Bylaws, which contains provisions almost identical to the provisions of Utah Code Annotated, Section 16-10a-901 et seq., summarized above. In addition, in November, 1993, the Board of Directors authorized and directed the Company to enter into (and the Company has executed) an Indemnification Agreement with each director and executive officer of the Company, by which the Company is contractually obligated to indemnify directors and officers in accordance with the standards, terms, and conditions of Article VIII of the Company's Bylaws.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

          ITEM 8.  EXHIBITS.

               Exhibit
               Number         Description of Exhibits

                4.1 Restated Certificate of Incorporation, dated September 18, 1987.

                4.2      Articles of Amendment, dated July 10, 1991.

                4.3      Articles  of  Amendment, dated  September 21,
                         1993.

                4.4      Amended  and  Restated   Bylaws  of   Ballard
                         Medical Products, dated October 12, 1992.

                4.5      1996 Incentive Stock Option Plan.

                4.6 Example of Incentive Stock Option Agreement used under the 1996 Incentive Stock Option Plan.

                5        Opinion   of  counsel   as  to   legality  of
                         securities being registered.

               15        Not applicable.

               23.1      Consent of Independent Auditors.

               23.2      Consent of Independent Auditors.

               23.3      Consent of Counsel (contained in
                         Exhibit 5)

               24 Power of Attorney (contained on signature page).

               27        Not applicable.

          ITEM 9.   UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ballard Medical Products, a corporation organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on this 20th day of July, 1998.

                                        BALLARD MEDICAL PRODUCTS

                                        By: Dale H. Ballard, President


                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale
          H. Ballard, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


          July 20, 1998            Dale H. Ballard
                                   President, Chief Executive Officer
                                   and Chairman of the Board

          July 20, 1998            Kenneth R. Sorenson,
                                   Treasurer and Chief Financial Officer

          July 20, 1998            E. Martin Chamberlain,
                                   Director and Secretary

          July 20, 1998            Dale H. Ballard, Jr.
                                   Director

          July 20, 1998            Paul W. Hess
                                   Director


                                INDEX TO EXHIBITS

           EXHIBIT
            NUMBER  DESCRIPTION OF EXHIBIT                   PAGE NO.

               4.1  Restated Certificate of           Incorporated by
                    Incorporation, dated          reference from July
                    September 18, 1987              10, 1991 Form S-8
                                                         Registration
                                                   Statement, Exhibit
                                                 4.1 Registration No.
                                                             33-41720

               4.2  Articles of Amendment,            Incorporated by
                    to Articles of Incorporation       reference from
                    dated July 10, 1991            Exhibit 4.2 to the
                                                         Registration
                                                         Statement on
                                                      Form S-3, filed
                                                   November 13, 1991,
                                                 Registration No. 33-
                                                                43910

               4.3  Articles of Amendment,            Incorporated by
                    to Articles of Incorporation       reference from
                    Dated September 21, 1993       Exhibit 4.3 to the
                                                         Registration
                                                         Statement on
                                                      Form S-8, filed
                                                    December 20, 1993
                                                 Registration No. 33-
                                                                73194

               4.4  Amended and Restated Bylaws       Incorporated by
                    of Ballard Medical Products,       reference from
                    dated October 12, 1992             Exhibit 3.3 to
                                                      Form 10-K filed
                                                    December 24, 1992

               4.5  1997 Incentive Stock Option                   p.
                    Plan

               4.6  Example of Incentive Stock
                    Option Agreement used under
                    the 1997 Incentive Stock                      p.
                    Option Plan

               5    Opinion of counsel as to
                    legality of securities being                  p.
                    registered

              23.1  Consent of Independent                        p.
                    Auditors

              23.2  Consent of Independent                        p.
                    Auditors

              23.1  Consent of Counsel                   Contained in
                                                            Exhibit 5

              24    Power of Attorney                    Contained on
                                                       signature page